EXHIBIT 99.1

Microsemi Reports Fourth Quarter and Fiscal Year 2008 Results

IRVINE, Calif., Nov. 13, 2008 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its fourth quarter and fiscal year 2008.

 * Net Sales for Fourth Quarter Set New Record at $134.7 Million
 * GAAP Diluted EPS for Fourth Quarter Up 62% over Prior Year Quarter
 * GAAP Gross Margin for Fourth Quarter Increased 180 Basis Points over
   Prior Quarter and 720 Basis Points over Prior Year Quarter
 * Non-GAAP Gross Margin for Fourth Quarter Increased 60 Basis Points
   over Prior Quarter and 150 Basis Points over Prior Year Quarter
 * Operating Cash Flow Increased 306% in Fiscal Year 2008 compared to
   Fiscal Year 2007

Net sales for Microsemi's fourth quarter ended September 28, 2008, were $134.7 million, up 12.5 percent from net sales of $119.7 million in the fourth quarter of 2007, and up 4.2 percent from net sales of $129.3 million in the third quarter of 2008. Net sales for the full fiscal year 2008 were $514.1 million, up 16.2% from the net sales of $442.3 million for fiscal year 2007.

Non-GAAP gross margin in the fourth quarter was 52.5 percent, an increase of 150 basis points compared to 51.0 percent in the fourth quarter of 2007 and up 60 basis points from 51.9 percent in the third quarter of 2008. Non-GAAP operating margin was 28.3 percent in the fourth quarter compared to 24.2 percent in the fourth quarter of 2007 and 27.5 percent in the third quarter of 2008. For the fourth quarter, non-GAAP net income was $29.0 million, compared to $21.8 million in the fourth quarter of 2007 and $27.0 million in the third quarter of 2008. For the fourth quarter, the non-GAAP effective tax rate was 25.0 percent. Non-GAAP diluted earnings per share in the fourth quarter were $0.36 compared to $0.28 in the fourth quarter of 2007 and $0.34 in the third quarter of 2008. Non-GAAP net income for fiscal year 2008 was $105.8 million or $1.33 per diluted share, an increase of $28.6 million or 37% compared to $77.2 million or $1.01 per diluted share for fiscal year 2007.

GAAP gross margin for the fourth quarter was 46.8 percent, an increase of 720 basis points compared to 39.6 percent in the fourth quarter of 2007 and up 180 basis points from 45.0 percent in the third quarter of 2008. GAAP operating margin was 16.3 percent in the fourth quarter compared to 12.0 percent in the fourth quarter of 2007 and 14.0 percent in the third quarter of 2008. GAAP results in the fourth quarter included $7.6 million for transitional idle capacity, a reduction of $1.3 million from our previous quarter, and $0.6 million in restructuring and other charges. Also included were non-cash charges of $4.8 million related to stock based compensation and $3.1 million in amortization of acquisition-related intangibles. For the fourth quarter, GAAP net income was $17.3 million compared to $10.1 million in the fourth quarter of 2007 and $13.9 million in the third quarter of 2008. For the fourth quarter, the GAAP effective tax rate was 23.3 percent. GAAP diluted earnings per share in the fourth quarter were $0.21, compared to $0.13 in the fourth quarter of 2007, and $0.17 in the third quarter of 2008. GAAP net income for fiscal year 2008 was $49.7 million or $0.63 per diluted share, an increase of $39.9 million or 407% compared to $9.8 million or $0.13 per diluted share for fiscal year 2007.

James J. Peterson, President and Chief Executive Officer, stated, "2008 was a tremendous year for the company. We executed on our business plans growing revenues and profits to record levels and capitalizing on our diversification strategy which allowed us to grow each quarter with continued improvements in gross, operating and net margin metrics. Our growth in our September quarter continued to exceed overall industry performance with positive contributions, especially in our satellite, defense and implantable medical markets. Visibility into our customer demand is strong and we continue to make operational improvements in order to better service our customers."

The book-to-bill ratio for the quarter was 1.05 to 1.00.

Business Outlook

Microsemi expects that for the first quarter of fiscal year 2009, our sales will be within a range of down 3 percent to up 2 percent, sequentially. On a non-GAAP basis, we expect earnings for the first quarter of fiscal year 2009 to be $0.36 to $0.37 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, effects of manufacturing profit in acquired inventory, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Fourth Quarter and Fiscal Year 2008 Earnings Conference Call and Webcast

 Date: Thursday, November 13, 2008
 Time: 4:45 p.m. Eastern Standard Time (1:45 p.m. Pacific Standard
       Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 p.m. EST (1:35 p.m. PST). Please provide the following ID Number: 69328262.

A telephonic replay will be available from 6:00 p.m. EST (3:00 p.m. PST) on Thursday, November 13, 2008 through 11:59 pm EST (8:59 p.m. PST) on Thursday, November 20th. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 69328262.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming quarter and year, expectation regarding the change in our end markets, our belief that we will continue to make operational improvements in order to better service our customers, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our Form 10-K, which is expected to occur no later than November 28, 2008.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                        MICROSEMI CORPORATION
                    Consolidated Income Statements
          (Unaudited, in thousands, except per share amounts)

                                Quarter ended      Fiscal year ended
                              ------------------   ------------------
                              Sept 28,  Sept 30,   Sept 28,  Sept 30,
                                2008      2007       2008      2007
                              --------  --------   --------  --------
 NET SALES                    $134,673  $119,733   $514,067  $442,252
 Cost of sales                  71,586    72,326    285,095   261,214
                              --------  --------   --------  --------

 GROSS MARGIN                   63,087    47,407    228,972   181,038

 Operating expenses:
 Selling, general and
  administrative                26,231    24,132    105,297    87,904
 Research and development       11,546    11,646     45,008    42,163
 Amortization of
  intangible assets              3,098     2,097     11,828    11,890
 Restructuring charges             279       450      2,856     1,098
 In-process research
  and development                   --      (830)       440    20,940
 Gain on disposition
  of assets                         --    (4,395)        --    (4,145)
                              --------  --------   --------  --------

   Total operating expenses     41,154    33,100    165,429   159,850
                              --------  --------   --------  --------

 OPERATING  INCOME              21,933    14,307     63,543    21,188

 Interest and other
  income, net                      618       866      2,928     4,141
                              --------  --------   --------  --------

 INCOME BEFORE INCOME TAXES     22,551    15,173     66,471    25,329

 Provision for income taxes      5,262     5,075     16,817    15,511
                              --------  --------   --------  --------

 NET INCOME                   $ 17,289  $ 10,098   $ 49,654  $  9,818
                              ========  ========   ========  ========

 Earnings per share
   Basic                      $   0.22  $   0.13   $   0.64  $   0.13
                              ========  ========   ========  ========
   Diluted                    $   0.21  $   0.13   $   0.63  $   0.13
                              ========  ========   ========  ========

 Common and common
  equivalent shares
  outstanding:
   Basic                        78,958    76,746     77,292    74,027
   Diluted                      81,087    79,191     79,400    76,154

                         MICROSEMI CORPORATION
      Schedule Reconciling Non-GAAP Net Income to GAAP Net Income
          (Unaudited, in thousands, except per share amounts)

                                Quarter ended       Fiscal year ended
                              ------------------   ------------------
                              Sept 28,  Sept 30,   Sept 28,  Sept 30,
                                2008      2007       2008      2007
                              --------  --------   --------  --------

 GAAP NET INCOME              $ 17,289  $ 10,098   $ 49,654  $  9,818
                              ========  ========   ========  ========

 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost of sales
   Transitional idle capacity
    and inventory
    abandonments (a)
                              $  7,630  $ 13,618   $ 37,305  $ 41,970
   Manufacturing profit in
    acquired inventory (e)          --        --         --       710
 Excluded from operating
  expenses
   Amortization of intangible
    assets (b)                   3,098     2,097     11,828    11,890
   Stock based
    compensation (c)             4,810     2,928     20,973     9,996
   Gain on disposition of
    assets (a)                      --    (4,395)        --    (4,145)
   In-process research and
    development (d)                 --      (830)       440    20,940
   Bad debt (f)                     --        --         --     1,514
   Restructuring and other
    special charges (a)            599     1,216      4,873     2,429
                              --------  --------   --------  --------
                                16,137    14,634     75,419    85,304
 Income tax effect on
  non-GAAP adjustments (g)      (4,410)   (2,890)   (19,288)  (17,908)
                              --------  --------   --------  --------
 Net effect of adjustments
  to GAAP net income          $ 11,727  $ 11,744   $ 56,131  $ 67,396
                              ========  ========   ========  ========

 NON-GAAP NET INCOME          $ 29,016  $ 21,842   $105,785  $ 77,214
                              ========  ========   ========  ========

 (a) - (g)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
        Schedule Reconciling Reported Non-GAAP Financial Ratios
                 to Comparable GAAP Financial Ratios
                              (Unaudited)

                                          Quarter ended
                             ----------------------------------------
                               Sept 28,      June 29,      Sept 30,
                                 2008          2008          2007
                             ------------  ------------  ------------

 GAAP gross margin           46.8 percent  45.0 percent  39.6 percent
 Effect of reconciling items
  on gross margin             5.7 percent   6.9 percent  11.4 percent
 Non-GAAP gross margin       52.5 percent  51.9 percent  51.0 percent

 GAAP operating margin       16.3 percent  14.0 percent  12.0 percent
 Effect of reconciling items
  on operating margin        12.0 percent  13.5 percent  12.2 percent
 Non-GAAP operating margin   28.3 percent  27.5 percent  24.2 percent

Balance Sheet Notes

Investment in available for sale securities consists of $15.5 million in auction rate preferred shares of municipal bond funds and $46.5 million in auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) on November 3, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.5 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) we are permitted to borrow at "no net cost" the full par value of our investment in auction rate bonds.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development,restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location.
     Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed and one-time events. In the third quarter of 2007, we liquidated a portfolio of available-for-sale securities acquired as part of the PowerDsine acquisition that occurred in the second quarter of 2007. This liquidation resulted in one-time realized loss of $285,000 which is recorded in interest and other income, net. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, an
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired in the PowerDsine transaction to its fair value. As the acquired inventory is sold, the associated
     manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

 (f) Bad debt represents write off of accounts receivable from a minor distributor. This amount was excluded from our GAAP results because it is highly unusual and as of the quarter ended
     April 1, 2007, had never previously occurred nor has there been any subsequent comparable write-off activity with a distributor.

 (g) The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions' statutory tax rates and also excludes the tax effects of acquisition-related intercompany charges that management does not view as reflective of the business' current performance.

                         MICROSEMI CORPORATION
     Selected Non-GAAP Financial Measures and Schedule Reconciling
               Selected Non-GAAP Financial Measures to
                  Comparable GAAP Financial Measures
        (Unaudited, in thousands except for per share amounts)

                                Quarter ended      Fiscal year ended
                              ------------------   -------------------
                             Sept 28,   Sept 30,   Sept 28,   Sept 30,
                               2008       2007       2008       2007
                              --------  --------   --------   --------

 GAAP gross margin            $ 63,087  $ 47,407   $228,972   $181,038
  Transitional idle capacity
   and inventory
   abandonments (a)              7,630    13,618     37,305     41,970
  Manufacturing profit in
   acquired inventory (e)           --        --         --        710
                              --------  --------   --------   --------
 Non-GAAP gross margin        $ 70,717  $ 61,025   $266,277   $223,718
                              --------  --------   --------   --------

 GAAP operating expenses      $ 41,154    33,100    165,429    159,850
  Amortization of intangible
   assets (b)                   (3,098)   (2,097)   (11,828)   (11,890)
  Stock based compensation (c)  (4,810)   (2,928)   (20,973)    (9,996)
  Gain on disposition of
   assets (a)                       --     4,395         --      4,145
  In-process research and
   development (d)                  --       830       (440)   (20,940)
  Bad debt (f)                      --        --         --     (1,514)
  Restructuring and other
   special charges (a)            (599)   (1,216)    (4,873)    (2,144)
                              --------  --------   --------   --------
 Non-GAAP operating expenses  $ 32,647  $ 32,084   $127,315   $117,511
                              --------  --------   --------   --------

 GAAP operating income        $ 21,933  $ 14,307   $ 63,543   $ 21,188
  Transitional idle capacity
   and inventory
   abandonments (a)              7,630    13,618     37,305     41,970
  Manufacturing profit in
   acquired inventory (e)           --        --         --        710
  Amortization of intangible
   assets (b)                    3,098     2,097     11,828     11,890
  Stock based compensation (c)   4,810     2,928     20,973      9,996
  Gain on disposition of
   assets (a)                       --    (4,395)        --     (4,145)
  In-process research and
   development (d)                  --      (830)       440     20,940
  Bad debt (f)                      --        --         --      1,514
  Restructuring and other
   special charges (a)             599     1,216      4,873      2,144
                              --------  --------   --------   --------
 Non-GAAP operating income    $ 38,070  $ 28,941   $138,962   $106,207
                              --------  --------   --------   --------

 GAAP income before taxes     $ 22,551  $ 15,173   $ 66,471   $ 25,329
  Transitional idle capacity
   and inventory
   abandonments (a)              7,630    13,618     37,305     41,970
  Manufacturing profit in
   acquired inventory (e)           --        --         --        710
  Amortization of intangible
   assets (b)                    3,098     2,097     11,828     11,890
  Stock based compensation (c)   4,810     2,928     20,973      9,996
  Gain on disposition of
   assets (a)                       --    (4,395)        --     (4,145)
  In-process research and
   development (d)                  --      (830)       440     20,940
  Bad debt (f)                      --        --         --      1,514
  Restructuring and other
   special charges (a)             599     1,216      4,873      2,429
                              --------  --------   --------   --------
 Non-GAAP income before taxes $ 38,688  $ 29,807   $141,890   $110,633
                              --------  --------   --------   --------

 (a) -- (g)  Please refer to corresponding footnotes above.

                                Quarter ended      Fiscal year ended
                              ------------------   ------------------
                              Sept 28,  Sept 30,   Sept 28,   Sept 30,
                                2008      2007       2008       2007
                              --------  --------   --------   --------
 GAAP net income              $ 17,289  $ 10,098   $ 49,654   $  9,818
  Transitional idle capacity
   and inventory
   abandonments (a)              7,630    13,618     37,305     41,970
  Manufacturing profit in
   acquired inventory (e)           --        --         --        710
  Amortization of intangible
   assets (b)                    3,098     2,097     11,828     11,890
  Stock based compensation (c)   4,810     2,928     20,973      9,996
  Gain on disposition of
   assets (a)                       --    (4,395)        --     (4,145)
  In-process research and
   development (d)                  --      (830)       440     20,940
  Bad debt (f)                      --        --         --      1,514
  Restructuring and other
   special charges (a)             599     1,216      4,873      2,429
  Income tax effect on
   non-GAAP adjustments (g)     (4,410)   (2,890)   (19,288)   (17,908)
                              --------  --------   --------   --------
 Non-GAAP net income          $ 29,016  $ 21,842   $105,785   $ 77,214
                              --------  --------   --------   --------

 GAAP diluted earnings
  per share                   $   0.21  $   0.13   $   0.63   $   0.13
   Impact of non-GAAP
    adjustments on diluted
    earnings per share        $   0.15  $   0.15   $   0.70   $   0.88
                              --------  --------   --------   --------
 Non-GAAP diluted earnings
  per share                   $   0.36  $   0.28   $   1.33   $   1.01
                              --------  --------   --------   --------

 (a) -- (g)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                                   Sept 28,   Sept 30,
                                                     2008       2007
                                                   --------   --------
 ASSETS

   Current assets:
     Cash and cash equivalents                     $107,197   $107,685
     Investment in available for sale securities     62,000         --
     Accounts receivable, net                       103,467     81,035
     Inventories                                    122,096    115,038
     Other current assets                            26,725     25,158
                                                   --------   --------
   Total current assets                             421,485    328,916
   Non-current assets                               344,417    308,364
                                                   --------   --------

 TOTAL ASSETS                                      $765,902   $637,280
                                                   ========   ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities                            $ 76,145   $ 61,245
    Long-term liabilities                            16,587      6,630
    Shareholders' equity                            673,170    569,405
                                                   --------   --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $765,902   $637,280
                                                   ========   ========

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100